Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 73A1&2 and 74V1&2 completely, the answers are as follows:. . .

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  73. Distributions per share for which record date passed during the period:
       NOTE: Show in fractions of a cent if so declared.
  A) 1. Dividends from net investment income ------- $0.00, 0.00
     2. Dividends for a second class of open-end----------- company shares ----------------------------- $0.00, 0.00

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  73. Distributions per share for which record date passed during the period:
       NOTE: Show in fractions of a cent if so declared.
  A) 1. Dividends from net investment income ------- $0.00, 0.00
     2. Dividends for a second class of open-end----------- company shares ----------------------------- $0.00, 0.00

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  73. Distributions per share for which record date passed during the period:
       NOTE: Show in fractions of a cent if so declared.
  A) 1. Dividends from net investment income ------- $0.00, 0.00
     2. Dividends for a second class of open-end----------- company shares ----------------------------- $0.00, 0.00

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  73. Distributions per share for which record date passed during the period:
       NOTE: Show in fractions of a cent if so declared.
  A) 1. Dividends from net investment income ------- $0.00, 0.00
     2. Dividends for a second class of open-end----------- company shares ----------------------------- $0.00, 0.00

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 74V) 1. Net asset value per share (to nearest cent)  Class A & B $5.67 &
$5.50
      2. Net asset value per share of a second class of open-end company shares (to nearest cent) ---------Class C & Z $5.50 & $5.73

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74V) 1. Net asset value per share (to nearest cent) Class A & B $6.87 & $6.68
     2. Net asset value per share of a second class of open-end company shares (to nearest cent) ------Class C & Z $6.68 & $6.94
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74V) 1. Net asset value per share (to nearest cent)  Class A & B $10.37 &
$10.16

      2. Net asset value per share of a second class of open-end company shares (to nearest cent) ---------Class C & Z $10.16 & $10.44

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 74V) 1. Net asset value per share (to nearest cent)  Classes A & B $11.53 &
$11.34

      2. Net asset value per share of a second class of open-end company shares (to nearest cent) ---------Classes  C & Z $11.34 &
$11.59


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